Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement (Form S-1 No. 333-263425 and No. 333-266945) of Amplify Commodity Trust (the “Trust”) of our report dated September 26, 2025, relating to the financial statements of Breakwave Dry Bulk Shipping ETF and Breakwave Tanker Shipping ETF, each a series of Amplify Commodity Trust, included in the 2025 Form 10-K of the Trust.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Cleveland, Ohio

September 26, 2025